ITEM 77Q1(A) MATERIAL AMENDMENTS TO CHARTER AND BY-LAWS

                            CDC NVEST FUNDS TRUST III

             Amendment No. 2 to Restatement of Amended Agreement and
                              Declaration of Trust


     The undersigned, being at least a majority of the Trustees of CDC Nvest Funds Trust III (the "Trust"), having determined it to be consistent with the fair and equitable treatment of all shareholders of the Trust, hereby amend the Trust's Restatement of Amended Agreement and Declaration of Trust, as amended by Amendment No. 1 thereto (the "Declaration of Trust"), a copy of which is on file in the office of the Secretary of State of The Commonwealth of Massachusetts, as follows:

     1. The first sentence of Section 6 of Article III of the Declaration of Trust is hereby amended to read in its entirety as follows:

          Without limiting the authority of the Trustees set forth in Section 5, INTER ALIA, to establish and designate any further Series or classes or to modify the rights and preferences of a Series or class, each of the following Series shall be, and is hereby, established and designated as a Multi-Class Series: CDC Nvest Select Fund.

     The foregoing amendment shall be effective as of the time it is filed with the Secretary of State of The Commonwealth of Massachusetts.

     IN WITNESS WHEREOF, we have hereunto set our hand for ourselves and for our successors and assigns as of the 28th day of February, 2003.


/S/ GRAHAM T. ALLISON, JR.                /S/ SANDRA O. MOOSE
--------------------------------          -----------------------------------
Graham T. Allison, Jr.                    Sandra O. Moose

/S/ DANIEL M. CAIN                        /S/ JOHN A. SHANE
---------------------------------         -----------------------------------
Daniel M. Cain                            John A. Shane

/S/ KENNETH J. COWAN                      /S/ JOHN T. HAILER
---------------------------------         -----------------------------------
Kenneth J. Cowan                          John T. Hailer

/S/ RICHARD DARMAN                        /S/ PETER S. VOSS
---------------------------------         -----------------------------------
Richard Darman                            Peter S. Voss

                                          /S/ PENDLETON P. WHITE
                                          -----------------------------------
                                          Pendleton P. White